UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): January 22, 2010
MIDWEST BANC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
001-13735
(Commission File Number)

Delaware	36-3252484
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
501 West North Avenue
Melrose Park, Illinois 60160
(Address of Principal Executive Offices)
(708) 865-1053
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On January 22, 2010, Midwest Banc Holdings, Inc. (the “Company”) announced the final results of its offer to exchange newly issued shares of its Common Stock for outstanding Depositary Shares, $25.00 liquidation amount per share, each representing a 1/100th fractional interest in a share of the Company’s Series A Noncumulative Redeemable Convertible Perpetual Preferred Stock (the “Series A Preferred Stock”). Attached as Exhibit 99.1 is a copy of the Company’s press release announcing the results of the exchange offer, which is incorporated herein by reference.
     The Company also announced that the holders of its Depositary Shares had approved by the requisite number of votes all proposals submitted for approval at the special meeting of the holders of Series A Preferred Stock held on January 21, 2010. The proposals approved included:
•	Eliminating the requirements contained in the certificate of designation of the Series A Preferred Stock that:
•	full dividends on all outstanding shares of the Series A Preferred Stock must have been declared and paid or declared and set aside for the then current dividend period before the Company may pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to the Company’s common stock or any other securities junior to the Series A Preferred Stock;

•	if full dividends are not declared and paid in full on the Series A Preferred Stock, dividends with respect to all series of stock ranking equally with the Series A Preferred Stock will be declared on a proportional basis, such that no series is paid a greater percentage of its stated dividend than any other equally ranking series;

•	a series of preferred stock ranking equally with the Series A Preferred Stock cannot be issued without the approval of holders of the Depositary Shares if the certificate of designation for such parity preferred stock will provide that the dividends on the parity preferred stock will cumulate; and

•	no dividends shall be paid or declared on any particular series of preferred stock unless dividends are paid or declared pro rata on all shares of outstanding preferred stock which rank equally as to dividends with such particular series (collectively the “Dividend Blocker Amendment”); and
•	Eliminating the requirement contained in the certificate of designation of the Series A Preferred Stock that holders of Series A Preferred Stock have a right to elect two directors if dividends have not been paid for six quarterly dividend periods, whether or not consecutive (the “Director Amendment”); and

•	Authorizing the issuance to the United States Department of the Treasury of shares of Company preferred stock that will be senior to the Series A Preferred Stock as to dividends, including cumulative dividend rights, and rights upon liquidation, wind-up and dissolution (the “Preferred Stock Issuance”).

     The vote on these matters was as follows:

Proposal	For	Against	Abstain
Dividend Blocker Amendment	70.56%	0.0%	0.0%
Director Amendment	70.56%	0.0%	0.0%
Preferred Stock Issuance	70.56%	0.0%	0.0%
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit	Description of Exhibit

99.1	Press release dated January 22, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MIDWEST BANC HOLDINGS, INC.
Date: January 22, 2010	By:	/s/ JoAnn Sannasardo Lilek
JoAnn Sannasardo Lilek
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description of Exhibit

99.1	Press release dated January 22, 2010.